[QNB LETTERHEAD]


FOR IMMEDIATE RELEASE

                      QNB Corp. Announces Board Appointment

QUAKERTOWN, PA (20 October, 2004) QNB Corp. (OTC Bulletin Board: QNBC) the parent company of The Quakertown National Bank (QNB) announced the appointment of Anna Mae Papso to the Board of Directors of both the parent company and the bank. Ms. Papso brings more than 25 years of financial management experience to the Board.

Ms. Papso has held senior financial management positions in public companies and possesses a breadth of expertise in internal controls, accounting systems and SEC reporting. She most recently served as the Corporate Vice President/Chief Financial Officer for West Pharmaceutical Services, Inc., a $450 million, multi-national manufacturer of specialized pharmaceutical packaging. Ms. Papso earned a BS, Accounting and MBA from Drexel University.

The addition of Ms. Papso brings the total number of directors to 10. Ms. Papso will serve on the Audit Committee of Board of Directors as its financial expert.

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Contact: Thomas J. Bisko, CEO 215-538-5600 ext. 5612
         tbisko@qnb.com
         8:30 AM - 5:00 PM